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                                                                     Exhibit 5.1


                                   LAW OFFICES
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP       CAMDEN, NJ
                             300 East Lombard Street              DENVER, CO
                               Baltimore, MD 21202             PHILADELPHIA, PA
                                  410-528-5600                SALT LAKE CITY, UT
                                FAX: 410-528-5650                VOORHEES, NJ
                            LAWYERS@BALLARDSPAHR.COM            WASHINGTON, DC


                                                                     FILE NUMBER
                                                                          896163


                                  July 31, 2002


Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604

Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York 10604


                  Re: Starwood Hotels & Resorts Worldwide, Inc.
                      Starwood Hotels & Resorts
                      Registration Statement on Form S-8
                      -----------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation," and together with the Trust, sometimes collectively referred to herein as "Starwood"), in connection with certain matters of Maryland law arising out of the registration of up to 31,231,866 shares (the "Corporation Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Corporation and up to 31,231,866 shares (the "Trust Shares") of Class B Shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Trust, each of which is attached to a Corporation Share and trades as a unit consisting of one Corporation Share and one Trust Share (the "Shares"), covered by the Registration Statement on Form S-8, as filed by Starwood on or about the date hereof under the Securities Act of 1933, as amended (the "1933 Act") (the "Registration Statement"). The Shares will be issued upon the exercise of options granted pursuant to the 2002 Long-Term Incentive Compensation Plan of the Corporation and the Employee Stock Purchase Plan of the Corporation and options and other awards granted pursuant to the 1999 Long-Term Incentive Compensation Plan of the Corporation (together, the "Plans"). We did not participate in the drafting of the Plans. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of Starwood, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):
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July 31, 2002
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     1. The Registration Statement;

     2. The Amended and Restated Declaration of Trust of the Trust (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The charter of the Corporation (the "Charter"), certified as of a recent date by the SDAT;

     4. The Amended and Restated Bylaws of the Trust (the "Trust Bylaws"), certified as of a recent date by an officer of the Trust;

     5. The Amended and Restated Bylaws of the Corporation (the "Corporation Bylaws"), certified as of a recent date by an officer of the Corporation;

     6. Resolutions (the "Corporation Resolutions") adopted by the Board of Directors of the Corporation, certified as of a recent date by an officer of the Corporation;

     7. Resolutions (the "Trust Resolutions") adopted by the Board of Trustees of the Trust, certified as of a recent date by an officer of the Trust;

     8. A certificate of the SDAT, as of a recent date, as to the good standing of the Trust;

     9. A certificate of the SDAT, as of a recent date, as to the good standing of the Corporation;

     10. A certificate executed by an officer of the Trust, dated as of a recent date;

     11. A certificate executed by an officer of the Corporation, dated as a recent date;

     12. The Plans, certified as of a recent date by an officer of the Corporation;

     13. The Amended and Restated Intercompany Agreement (the "Intercompany Agreement"), in the form incorporated by reference in the Registration Statement; and

     14. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:
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July 31, 2002
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     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than Starwood) is duly authorized to do so.

     3. Each of the parties (other than Starwood) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. Each option upon the exercise of which a Corporation Share or Trust Share will be issued was duly authorized and validly granted, was validly transferred to the holder thereof, if applicable, and will be validly outstanding and exercised, exchanged or converted in accordance with its terms and the terms of the Plans at the time of any exercise, exchange or conversion of such option.

     6. None of the Shares will be issued, sold or transferred in violation of the Charter, the Declaration or the Intercompany Agreement.

     7. Upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Charter and the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue under the Declaration.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.


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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
July 31, 2002
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     2. The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     3. The Corporation Shares are duly authorized and, when issued in accordance with the terms of the Charter, the Plans, the Corporation Bylaws and the Corporation Resolutions, will be validly issued, fully paid and nonassessable.

     4. The Trust Shares are duly authorized and, when issued in accordance with the terms of the Declaration, the Plans, the Trust Bylaws and the Trust Resolutions, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity without, in each instance, our prior written consent.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP